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                                                                   EXHIBIT 10.28

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                           MASTER LICENSE AGREEMENT

AGREEMENT dated the 9th of June 1999 between Fairfield Industries Incorporated, a Delaware corporation ("Data Owner"), with offices at 14100 Southwest Freeway, Suite 600, Sugar Land, Texas 77478, Fax: (281) 275-7550, and CHENIERE ENERGY INCORPORATED, a Delaware corporation ("Licensee"), with offices at Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas 77002-4312, Fax: (713) 659-5459.

                                  WITNESSETH:

WHEREAS, Licensee wishes to license from time to time from Data Owner geophysical seismic data owned by Data Owner (the "Data"), the content and form of which will be identified by supplements to this Agreement ("Supplements"), and Data Owner is willing to license the Data to Licensee, all on the terms hereinafter set forth;

NOW, THEREFORE, Data Owner and Licensee hereby agree as follows:

1.   Definitions.

     The term "Data Products" means any result or product derived from any processing, interpretation or other use by or for the Licensee of any Data or Data Product.

     References to "this Agreement" include the Supplements.

2.   Ownership of the Data.

     Licensee acknowledges that Data Owner owns or will own all rights in and to the Data, that the Data is and will be a valuable asset and trade secret of Data Owner, and that title to and all other rights in the Data will at all times remain in Data Owner - Licensee is acquiring only the non-exclusive right to use the Data as provided in this Agreement. Licensee may use, disclose, and show the Data and Data Products only as expressly permitted by this Agreement. Licensee may not, except as expressly provided in this Agreement, sell, sublicense, transfer, assign, encumber or otherwise dispose of or exploit any of the Data or any Data Product; but Licensee may at any time destroy any Data or Data Product. Licensee's merging or consolidating with one or more entities, regardless of whether Licensee is the surviving entity, will constitute a transfer.

3.   License of the Data.

     (a) Data Owner grants Licensee the non-exclusive right to use Data identified in any Supplement for a period of twenty-five (25) years from the date of that Supplement, but for Licensee's internal use only. Licensee may produce Data Products and copies of Data and Data Products, but Licensee will use the Data and Data Products and copies thereof only for its internal purposes, will not permit any other use of any Data or Data Product, and will not disclose or permit the disclosure of, transmit or permit or provide access to, or show any Data or Data Product except as expressly permitted by this Agreement.

     Licensee will store the Data and Data Products in a safe place to secure them from loss and theft and from any disclosure that is not permitted by this Agreement. Licensee will maintain records of the location at all times of all Data and Data Products. Data Owner may, on request and during Licensee's normal business hours, inspect Licensee's storage facility and records of the location for the Data and Data Products.

     (b) (i) Any copy of a Data Product (other than any Data Product, including working drafts, which Licensee will not disclose to anyone else and which Licensee will destroy within fourteen (14) days after Licensee produces it) must state conspicuously on each page of the hard copy retained in storage files, and the outside of each tape copy or other copy or version of a Data Product must state conspicuously on a label to that copy or version, the following:

          The data disclosed or contained herein is a valuable asset and trade secret of Fairfield Industries Incorporated and is subject to the terms of a license agreement which, among other things, restricts the use and disclosure of any of the data.

     (ii) Each Data Product (other than any Data Product, including working drafts, which Licensee will not disclose to anyone else and which Licensee will destroy within fourteen (14) days after Licensee produces it) must contain the following notice in the data description portion of a seismic data set definition:

                *WARNING:  DATA BELONGS TO FAIRFIELD INDUSTRIES
                       SUBJECT TO LICENSE RESTRICTIONS*

     For SEG-Y formatted Data, the notice should be the first 80 byte card image in the EBCDIC card image block.

     (c) Licensee may disclose Data and Data Products to a consultant or a third party in the business of processing or interpreting geophysical seismic data (a "Consultant") solely to enable the Consultant to advise on the Data or Data Products, interpret the Data, or to otherwise produce a Data Product, but only if prior to viewing any Data or Data Product and commencing any work, the Consultant executes and delivers to Licensee a written agreement whereby the Consultant agrees (i) to maintain the Data in the strictest confidence and not to disclose the Data and Data Products to any other person and not to use them for any purpose other than its work for Licensee, (ii) except for the purpose of processing Data and Data Products to produce Data Products for Licensee, Data and Data Products shall not be removed from Licensee's premises, and (iii) not to show or transmit any Data or Data Products to any person in any form or via electronic transmission from any location. Licensee will furnish Data Owner copies of these agreements upon Data Owner's request. Each Consultant must be a bona fide consultant within the oil and gas industry or a bona fide processor of geophysical seismic data. Licensee will not permit the Consultant to remove any Data or Data Products from Licensee's premises except for the purpose of processing them to produce Data Products solely for Licensee, and in this case the removal may only be to the Consultant's premises; and Licensee will cause the Consultant to return or deliver to Licensee all copies of the Data and Data Products when the Consultant completes its work.

     In addition, in the case of a Consultant which will process Data and Data Products, the agreement described above must also contain covenants by the Consultant (i) not to remove any Data or Data Products from Licensee's premises except to transport them to Consultant's premises for the purpose of producing Data Products solely for Licensee, and not to permit any Data or Data Products to be removed from the Consultant's premises except for delivery to Licensee, and (ii) to return to Licensee all copies of Data and Data Products when the Consultant completes its work.

     (d) Licensee may permit third parties to view-and only to view-the Data and Data Products, but only in an environment whereby such third parties are not able to make copies or otherwise acquire a knowledge of the Data comparable to having a copy of the Data, and only for the purpose of the third party determining whether to enter into a farmout, operating agreement, acreage trade, joint bidding agreement, exploration agreement, participation agreement, or other arrangement with Licensee for the joint exploration or development of particular geographical areas, or whether to purchase or provide financing with respect to any of those areas or verifying the hydrocarbon reserves of any of those areas, and only if prior to viewing any Data or Data Product the third party executes an agreement pursuant to which that third party agrees not to use any of the Data and/or Data Product for any other purpose and to maintain the Data and/or Data Product in the strictest confidence and not to disclose any of the Data or Data Product to anyone else. Licensee will furnish Data Owner with copies of these agreements upon request. Licensee will not permit any third party to view the Data and Data Products, whether in a single viewing session or in more than one viewing session, for more than 6 hours in the aggregate for all viewing sessions in respect of any one geophysical prospect. Licensee will not, without Data Owner's prior written consent, give the third party a copy of any of the Data or a copy of any Data Product or any portion thereof. In addition to the foregoing, Licensee will prevent third parties to which it discloses any Data or Data Product from confirming a prospect by independently working the Data or Data Product unless such third party has a license to the Data covering the prospect. The provisions of this Section 3(d) do not affect the provisions of Section 3(c). Licensee's Consultants may participate in the viewing sessions under this Section 3(d) subject to their compliance with the confidentiality provisions of this Agreement as if they were the Licensee.

     (e) Licensee may disclose Data Products to the Minerals Management Service, an agency of the United States government ("MMS"), if required by applicable law; provided that Licensee discloses no more of the Data Products than required and gives Data Owner written notice before delivering the Data Products to the MMS. The written notice must contain a detailed description of Data Products disclosed, exact coordinates of the data volume, and date of disclosure. Data Owner, not Licensee, will disclose any Data required to be disclosed to the MMS.

     Pursuant to regulations (30 CFR Parts 250 and 251) effective January 23, 1998 issued by MMS, Data Owner notifies Licensee - and Licensee acknowledges - that by the license of geological and/or geophysical data from Data Owner, Licensee assumes the obligations under 30 CFR Section 251.11 and/or 251.12, as the case may be, as the same may from time to time be amended. The provisions of this paragraph do not limit or supersede the provisions of the foregoing paragraph.

4.   Remedies.

     (a) Licensee acknowledges that Data Owner's business is the licensing or other exploitation of the very Data licensed to Licensee under this Agreement. Thus, upon the occurrence of any breach of Section 2 or Section 3 of this Agreement by Licensee or anyone to whom Licensee discloses any of the Data, Licensee

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shall pay Data Owner, as liquidated damages and not as a penalty, a fee of (1)
Data Owner's then highest current license fee for each block of Data involved in such breach times (2) the greater of 1 or the number of third parties which had access prohibited by this Agreement to each such block of Data. Further, if the breach is a failure to affix labels or include a notice as required by Section 3(b) or a failure to obtain a written agreement from a Consultant as required by
Section 3(c), and if Licensee cures that breach by affixing the required labels or adding the required notice or obtaining the required agreement within ten
(10) days after the breach occurs, then Licensee will not be required to pay the fee under the foregoing sentence with respect to that breach. The provisions of this Section 4(a) are without prejudice to, and are in addition to, any other remedies that Data Owner has, including, without limitation, the right to injunctive relief.

     However, notwithstanding the foregoing, if Licensee merges or consolidates with another company and if the common shareholders of Licensee own more than 50% of the outstanding common shares of the surviving company immediately after the merger or consolidation and if they control the surviving company, then such merger or consolidation shall not prevent the Data or any Data Product from being transferred to the surviving company and no transfer fee shall be payable to the Licensor for the transfer of Data to the surviving company. For purposes of determining the outstanding shares of the surviving company, any shares which may be acquired under any option, conversion privilege or other right will be deemed to be outstanding. Control means the ability to control or determine the management of the surviving company whether by election of those members who can determine the decisions of the board of directors or by any other means. The surviving company shall succeed to all rights and assume all obligations of Licensee under this Agreement.

     If a merger or consolidation does not satisfy the requirements of the foregoing provisions for a permitted transfer of the Data or any Data Product without payment of a transfer fee, then Licensee (and the surviving company as successor to all rights and obligations of Licensee) will pay Data Owner, within thirty (30) days after the effective date of the merger or consolidation, a fee of [*], and the surviving company will be entitled to all rights and will be responsible for all obligations of Licensee under this Agreement.

     If in a single transaction or a series of transactions a person or a group of persons acting in concert acquires shares of the common stock of the Licensee resulting in that person or group owning and/or controlling more than 50% of the outstanding common stock of Licensee, Licensee will pay Data Owner, within thirty (30) days after that person or group owns and/or controls more than 50% of the outstanding common stock of Licensee, a fee of [*]. For purposes of determining the outstanding shares of the Licensee, shares which may be acquired under any option, conversion privilege or other right will be disregarded. The term "person" includes an individual, corporation, partnership, limited liability company or other entity. A group of persons shall be deemed to be "acting in concert" if such persons act together in accordance with an agreement with each other.

     If either of the two preceding paragraphs applies and if at the time of the merger or consolidation or, as the case may be, at the time the person or group acquires ownership and/or control of more that 50% of Licensee's outstanding stock, Licensee has licensed fewer than 1,000 blocks of Reprocessed Data under Supplement Agreement No. 1 to this Master License Agreement, then the fee under the applicable paragraph will be [*], the product of [*] and the greater of (i) the number of blocks of Reprocessed Data that Licensee has licensed at that time, or (ii) the number of blocks of Reprocessed Data that Licensee should have licensed at that time to the extent that a sufficient number of blocks of Reprocessed Data was available for Licensee to license.

     (b) The license and rights of the Licensee under this Agreement will (i) automatically terminate without notice of any kind by Data Owner or any other person on the occurrence of the second breach of any of the terms of Section 2 or Section 3 of this Agreement by Licensee or anyone to whom Licensee discloses any of the Data or any Data Product and (ii) terminate 10 business days after written notice is sent by Data Owner to Licensee of the breach of any other term of this Agreement if Licensee shall not have cured such breach during such ten business day period. The termination of the license and the rights of Licensee shall not affect Licensee's obligations under this Agreement, including any obligations under a Supplement to pay for Data ordered or provide additional consideration, and all such obligations shall survive any termination of the license and rights of the Licensee under this Agreement. The provisions of item
(i) of the first sentence of this paragraph will not apply to affixing labels, including notices, or obtaining agreements as described in the first paragraph of Section 4(a) provided the breach is cured immediately upon discovery thereof by Licensee or within ten (10) business days after written notice of such breach is given by Data Owner to Licensee, whichever is the earlier.

     (c) On termination of the license, Licensee will return to Data Owner all copies of the Data and will destroy all Data Products, and will verify such destruction to Data Owner in writing; but Licensee is not required to destroy copies of Data Products which, pursuant to the provisions of this Agreement, are in the possession of MMS or which Licensee has given to third parties with the written permission of Data Owner; and on termination of the license on expiration of its 25-year term, Licensee may retain all of its Data Products.

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     (d) In addition to any other remedies that Data Owner has, Data Owner will be entitled, without posting bond or other security, to injunctive and other equitable relief to enforce the provisions of Section 2 or Section 3; and it will not be a defense to any request for such relief that Data Owner has an adequate remedy at law. If Data Owner is successful in any application for injunctive or other equitable relief, Licensee will pay Data Owner the expenses Data Owner incurs in obtaining such relief including, without limitation, reasonable legal fees and disbursements, court costs and the cost of appellate proceedings.

     (e) The rights and remedies of Data Owner are cumulative.

5.   License Fee; Taxes.

     Licensee will pay Data Owner a fee for Data licensed under this Agreement as specified in the Supplement pertaining to that Data. If any government unit should levy a sales, use, or other tax of any nature relating to licensing or transfer for the Data covered by this Agreement, Licensee shall pay all such taxes and reimburse Data Owner for any such taxes paid by Data Owner.

6.   Disclaimer of Warranties; Limitation of Liability.

     (a) DATA OWNER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA EXCEPT THAT IT OWNS OR WILL OWN THE DATA AND MAY LICENSE IT TO LICENSEE PURSUANT TO THIS AGREEMENT WITHOUT VIOLATING THE RIGHTS OF ANY THIRD PARTY. ALL DATA IS DELIVERED TO LICENSEE, "AS IS WHERE IS". ANY USE WHICH THE LICENSEE MAKES OF THE DATA AND ANY ACTION WHICH THE LICENSEE TAKES BASED ON THE DATA WILL BE AT THE LICENSEE'S SOLE RISK, EXPENSE AND LIABILITY, AND LICENSEE WILL NOT HAVE ANY CLAIM AGAINST DATA OWNER BY REASON OF ANY SUCH USE OR ACTION.

     (b) Data Owner will have and incur no liability to Licensee with respect to the Data, and Licensee will have no remedies against Data Owner, except for (i) any liability that Licensee incurs to a third party by reason of a claim against Licensee by that third party because of a breach of Data Owner's warranties under Section 6(a) with respect to the ownership of and the right to license the Data, and (ii) the costs to defend any such claim (including, without limitation, reasonable legal fees and disbursements, court costs and the cost of appellate proceedings). Licensee will promptly notify Data Owner of any claim that might result in liability by Data Owner under this Section 6(b) with the details of the claim. Data Owner may elect to defend the claim, in which case Data Owner will not be liable to Licensee for legal fees and disbursements after Data Owner notifies Licensee that it will assume the defense. Licensee will not settle any such claim without Data Owner's written consent unless Licensee releases Data Owner from its obligations under this Section 6(b).

     Under no circumstance will Data Owner be liable for any other damages of the Licensee.

7.   Confidentiality.

     Licensee agrees that the terms of this Agreement (including any Supplements) are confidential and may not be disclosed to any individual or entity without the Data Owner's prior written consent, except (a) this Agreement and its terms may be disclosed (1) to Licensee's employees as required in the performance of their duties, (2) to outside auditors and counsel to the extent necessary to perform their respective duties to the Licensee, and (3) as required by law or by any governmental rule, regulation or order or by any judicial order and (b) the terms of Section 3(d) may be disclosed to any consultant used to interpret the Data as permitted by this Agreement.

     In addition, the provisions of this Section will not apply to the recording of any overriding royalty pursuant to any Supplement or to the disclosure that Data Owner is entitled to an overriding royalty in the amount specified in that Supplement.

8.   Severability.

     If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

9.   Entire Agreement.

     This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement, and it supersedes all prior understandings and agreements, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof.

10.  Amendment.

     This Agreement may be amended only by an instrument in writing signed by the parties.

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11.  Assignment.

     Except as otherwise expressly provided in this Agreement, Licensee may not transfer, assign, or grant a security interest in any of its rights or obligations under this Agreement without the prior written consent of Data Owner.

12.  Notice.

     Notices and other communications under this Agreement must be in writing and sent to each party at its address or fax number set forth above or, in the event of a change in any such address or fax number, then to such other address or fax number as to which notice is given. Notice will be deemed given on receipt thereof.

13.  Governing Law.

     This Agreement will be governed by and construed in accordance with the law of the State of Texas.

14.  Section Headings.

     Section headings are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FAIRFIELD INDUSTRIES INCORPORATED           CHENIERE ENERGY INCORPORATED


SIGNATURE: /s/ Marc A. Lawrence      SIGNATURE: /s/ Walter L. Williams
           ------------------------             --------------------------
NAME:  MARC A. LAWRENCE               NAME:  WALTER L. WILLIAMS
       ----------------------------          -----------------------------
TITLE: SR. VICE PRESIDENT             TITLE: VICE CHAIRMAN
       ----------------------------          -----------------------------

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